Exhibit 99.1
LifeLock Announces 2015 First Quarter Results
Record quarterly revenue of $134.4 million, up 25% year-over-year
Q1 cumulative ending members of approximately 3.89 million, up 21% year-over-year
Record gross new members of 421,000, up 22% year-over-year
TEMPE, AZ (April 29, 2015) - LifeLock, Inc. (NYSE: LOCK), an industry leader in identity theft protection, today announced financial results for the first quarter ended March 31, 2015.
First Quarter 2015 Financial Highlights:

•
Revenue: Total revenue was $134.4 million for the first quarter of 2015, up 25% from $107.6 million for the first quarter of 2014. Consumer revenue was $128.2 million for the first quarter of 2015, up 27% from $101.0 million for the first quarter of 2014. Enterprise revenue was $6.2 million for the first quarter of 2015, compared with $6.6 million for the first quarter of 2014.

•
Net loss: Net loss was $9.2 million for the first quarter of 2015, compared with a net loss of $4.3 million for the first quarter of 2014. Net loss per diluted share was $0.10 for the first quarter of 2015 based on 94.0 million weighted-average shares outstanding, compared with a net loss per diluted share of $0.05 for the first quarter of 2014 based on 91.9 million weighted-average shares outstanding.

•
Adjusted Net Loss: Adjusted net loss was $5.2 million for the first quarter of 2015, compared with an adjusted net loss of $1.0 million for the first quarter of 2014. Adjusted net loss per diluted share was $0.06 for the first quarter of 2015 based on 94.0 million weighted-average shares outstanding, compared with an adjusted net loss per diluted share of $0.01 for the first quarter of 2014 based on 91.9 million weighted-average shares outstanding.

•	Adjusted EBITDA: Adjusted EBITDA was $(3.0) million for the first quarter of 2015, compared with $0.7 million for the first quarter of 2014.

•
Cash Flow: Cash flow from operations was $20.5 million for the first quarter of 2015, leading to free cash flow of $17.7 million after taking into consideration $2.8 million of capital expenditures. This compares with cash flow from operations of $18.3 million and free cash flow of $14.4 million, after taking into consideration $3.9 million of capital expenditures, for the first quarter of 2014.

•	Balance Sheet: Total cash and marketable securities at the end of the first quarter of 2015 was $293.4 million, up from $273.9 million at the end of the fourth quarter of 2014.
“Against a backdrop of continued data breaches, we produced the best quarter of gross new member additions in the history of the company.” said Todd Davis, LifeLock’s Chairman and CEO. “We believe this performance is indicative of the power of our brand and the growing recognition of the differentiated nature of our offerings.”
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
First Quarter 2015 & Recent Business Highlights:

•	Recorded the 40th consecutive quarter of sequential growth in revenue and cumulative ending members.

•	Added approximately 421,000 gross new members in the first quarter of 2015 and ended the quarter with approximately 3.89 million members.

•	Achieved a retention rate of 87.8% for the first quarter of 2015, compared with 87.5% for the first quarter of 2014.

•	Increased monthly average revenue per member to $11.38 for the first quarter of 2015 from $10.81 for the first quarter of 2014.

•	Announced a partnership with Sam’s Club, a division of Wal-Mart Stores, to offer LifeLock services to Sam’s Club members on-line and in a pilot store program.

•	Welcomed two new executives to LifeLock by adding Ignacio Martinez as Chief Risk Officer and Peter Levinson as SVP of Product & Technology.

Guidance:
As of April 29, 2015, we are initiating guidance for our second quarter of 2015 as well for the full year 2015.

•
Second Quarter 2015 Guidance: Total revenue is expected to be in the range of $143 million to $144 million. Adjusted net income per share is expected to be in the range of $0.08 to $0.09 based on approximately 100 million fully diluted weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of $11 million to $12 million.

•
Full Year 2015 Guidance: Total revenue is expected to be in the range of $584 million to $590 million. Adjusted net income per diluted share is expected to be in the range of $0.64 to $0.67 based on approximately 102 million fully diluted weighted-average shares outstanding and a cash tax rate of 5%. Adjusted EBITDA is expected to be in the range of $77 million to $80 million. Free cash flow is expected to be in the range of $107 million to $112 million.

Conference Call Details:

•	What: LifeLock first quarter 2015 financial results.

•	When: Wednesday, April 29, 2015 at 2PM PT (5PM ET).

•
Dial in: To access the call in the United States, please dial (877) 407-3982, and for international callers dial (201) 493-6780. Callers may provide confirmation number 13605513 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.lifelock.com/ (live and replay)

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Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the United States, please dial (877) 870-5176, and for international callers dial (858) 384-5517 and enter access code 13605513.

About LifeLock
LifeLock, Inc. (NYSE:LOCK) is a leading provider of proactive identity theft protection services for consumers and consumer risk management services for enterprises. LifeLock’s threat detection, proactive identity alerts, and comprehensive remediation services help provide peace of mind for consumers amid the growing threat of identity theft. Leveraging unique data, science and patented technology from ID Analytics, LLC., a wholly owned subsidiary, LifeLock offers identity theft protection that goes significantly beyond credit monitoring. As part of its commitment to help fight identity theft, LifeLock works to train law enforcement and partners with a variety of non-profit organizations to help consumers establish positive habits to combat this threat.
Forward-Looking Statements
This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including statements regarding the power of our brand and the differentiated nature of our offerings, and our expected total revenue, adjusted net income (loss) per diluted share, adjusted EBITDA, and free cash flow for the second quarter of 2015 and for fiscal year 2015. These forward-looking statements are based on our current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, risks associated with our ability to maintain profitability on an annual basis; our ability to protect our customers’ confidential information; our ability to maintain and enhance our brand recognition and reputation; the competitive nature of the industries in which we conduct our business; our ability to retain our existing customers and attract new customers; our ability to improve our services and develop and introduce new services with broad appeal; our ability to maintain existing and secure new relationships with strategic partners; the outcome of any litigation or regulatory proceeding; and other “Risk Factors” set forth in our most recent SEC filings.
Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release is included in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2014, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Copies of these documents are available on our Investor Relations website at http://investor.lifelock.com/ or the SEC's website at www.sec.gov.
We assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures
Our reported results include certain non-GAAP financial measures, including adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted EBITDA, and free cash flow. We calculate adjusted net income (loss) as net income (loss) excluding amortization of acquired intangible assets, share-based compensation, income tax benefits and expenses resulting from changes in our deferred tax assets, and acquisition related expenses. Historically, in calculating adjusted net income, we also excluded changes in fair value of warrant liabilities and changes in fair value of embedded derivatives in the periods in which those items occurred.  We do not currently have any warrant liabilities or embedded derivatives.  Accordingly, we will only include those items of income and expense in our reconciliation of adjusted net income for period-over-period comparisons.  We calculate adjusted net income (loss) per diluted share by dividing our adjusted net income (loss) by the weighted-average diluted shares outstanding. We calculate adjusted EBITDA as net income (loss) excluding depreciation and amortization, share-based compensation, interest expense, interest income, other income (expense), income tax (benefit) expense, and acquisition related expenses. Historically, in calculating adjusted EBITDA, we also excluded changes in fair value of warrant liabilities and changes in fair value of embedded derivatives in the periods in which those items occurred.  We do not currently have any warrant liabilities or embedded derivatives.  Accordingly, we will only include those items of income and expense in our reconciliation of adjusted EBITDA for period-over-period comparisons.  We define free cash flow as net cash provided by operating activities less net cash used in investing activities for acquisitions of property and equipment.
We have included adjusted net income (loss), adjusted net income (loss) per diluted share, and adjusted EBITDA in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted net income (loss) and adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, adjusted EBITDA is a key financial measure used in determining management’s incentive compensation.
We have included free cash flow in this press release because we believe it typically presents a more conservative measure of cash flow as purchases of property and equipment are necessary components of ongoing operations. We believe that this non-GAAP financial measure is useful in evaluating our business because free cash flow reflects the cash surplus available to fund the expansion of our business after payment of capital expenditures relating to the necessary components of ongoing operations. We also believe that the use of free cash flow provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Although adjusted net income, adjusted EBITDA, and free cash flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
We have not reconciled adjusted net income (loss) per diluted share guidance to net income (loss) per diluted share guidance or adjusted EBITDA guidance to net income (loss) guidance because we do not provide guidance for share-based compensation expense, provision for income taxes, interest income, interest expense, change in fair value of warrant liabilities, change in fair value of embedded derivatives, other income and expenses, depreciation expense, amortization of intangible assets, acquisition expenses, legal reserves and settlements, or income tax (benefit) expense, which are reconciling items between net income (loss) and adjusted net income (loss) and net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of our control and/or cannot be reasonably predicted, we are unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.
Media Contact:
Becca Youngs
Media@lifelock.com
415-767-7752
Investor Relations Contact:
Greg Kleiner
ICR for LifeLock
Investor.relations@lifelock.com
480-457-5000

LifeLock, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue:
Consumer revenue	$128,201	$100,995
Enterprise revenue	6,207	6,591
Total revenue	134,408	107,586
Cost of services	34,556	29,957
Gross profit	99,852	77,629
Costs and expenses:
Sales and marketing	77,079	56,539
Technology and development	16,866	12,729
General and administrative	18,955	13,335
Amortization of acquired intangible assets	2,084	2,231
Total costs and expenses	114,984	84,834
Loss from operations	(15,132)	(7,205)
Other income (expense):
Interest expense	(89)	(87)
Interest income	117	60
Other	(80)	(11)
Total other expense	(52)	(38)
Loss before provision for income taxes	(15,184)	(7,243)
Income tax benefit	(6,026)	(2,948)
Net loss	$(9,158)	$(4,295)
Net loss attributable per share to common stockholders
Basic and diluted	$(0.10)	$(0.05)
Weighted-average common shares outstanding:
Basic and diluted	94,033	91,903

LifeLock, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$159,885	$146,569
Marketable securities	133,467	127,305
Trade and other receivables, net	9,502	10,220
Deferred tax assets, net	27,269	21,243
Prepaid expenses and other current assets	12,159	7,841
Total current assets	342,282	313,178
Property and equipment, net	23,359	24,204
Goodwill	159,342	159,342
Intangible assets, net	36,231	38,315
Deferred tax assets, net - non-current	22,494	22,494
Other non-current assets	5,827	5,783
Total assets	$589,535	$563,316
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$13,556	$11,543
Accrued expenses and other liabilities	70,764	67,025
Deferred revenue	167,983	145,206
Total current liabilities	252,303	223,774
Other non-current liabilities	6,712	6,706
Total liabilities	259,015	230,480
Commitments and contingencies
Stockholders' equity:
Common stock	94	94
Additional paid-in capital	502,712	495,912
Accumulated other comprehensive loss	(75)	(116)
Accumulated deficit	(172,211)	(163,054)
Total stockholders' equity	330,520	332,836
Total liabilities and stockholders' equity	$589,535	$563,316

LifeLock, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Operating activities
Net loss	$(9,158)	$(4,295)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,295	3,861
Share-based compensation	5,370	4,001
Provision for doubtful accounts	52	272
Amortization of premiums on marketable securities	670	366
Deferred income tax benefit	(6,026)	(2,951)
Other	82	7
Change in operating assets and liabilities:
Trade and other receivables	(295)	(305)
Prepaid expenses and other current assets	(4,319)	(2,816)
Other non-current assets	(44)	251
Accounts payable	2,563	2,776
Accrued expenses and other liabilities	4,556	(835)
Deferred revenue	22,777	17,213
Other non-current liabilities	7	771
Net cash provided by operating activities	20,530	18,316
Investing activities
Acquisition of property and equipment	(2,816)	(3,927)
Purchases of marketable securities	(39,379)	(5,797)
Sale and maturities of marketable securities	33,438	6,921
Net cash used in investing activities	(8,757)	(2,803)
Financing activities
Proceeds from share-based compensation plans	1,773	4,432
Payments for employee tax withholdings related to restricted stock units and awards	(230)	(154)
Net cash provided by financing activities	1,543	4,278
Net increase in cash and cash equivalents	13,316	19,791
Cash and cash equivalents at beginning of period	146,569	123,911
Cash and cash equivalents at end of period	$159,885	$143,702

Share-Based Compensation
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Costs of services	$372	$232
Sales and marketing	932	586
Technology and development	1,709	1,555
General and administrative	2,357	1,628
Total share-based compensation expense	$5,370	$4,001
Key Financial and Operating Metrics
(in thousands except percentages and per member data)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue:
Consumer revenue	$128,201	$100,995
Enterprise revenue	6,207	6,591
Total revenue	$134,408	$107,586
Adjusted net loss	$(5,230)	$(1,014)
Adjusted EBITDA	$(2,967)	$657
Free cash flow	$17,714	$14,389
Cumulative ending members	3,888	3,221
Gross new members	421	344
Member retention rate	87.8%	87.5%
Average cost of acquisition per member	$176	$155
Monthly average revenue per member	$11.38	$10.81
Enterprise transactions	61,535	52,709

Reconciliation of GAAP to Adjusted Results
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$99,852	$77,629
Share-based compensation	372	232
Adjusted gross profit	$100,224	$77,861
Reconciliation of Sales and Marketing Expenses to Adjusted Sales and Marketing Expenses
Sales and marketing expenses	$77,079	$56,539
Share-based compensation	(932)	(586)
Adjusted sales and marketing expenses	$76,147	$55,953
Reconciliation of Technology and Development Expenses to Adjusted Technology and Development Expenses
Technology and development expenses	$16,866	$12,729
Share-based compensation	(1,709)	(1,555)
Adjusted technology and development expenses	$15,157	$11,174
Reconciliation of General and Administrative Expenses to Adjusted General and Administrative Expenses
General and administrative expenses	$18,955	$13,335
Share-based compensation	(2,357)	(1,628)
Legal reserves and settlements	(2,500)	—
Adjusted general and administrative expenses	$14,098	$11,707
Reconciliation of Loss from Operations to Adjusted Loss from Operations
Loss from operations	$(15,132)	$(7,205)
Share-based compensation	5,370	4,001
Amortization of acquired intangible assets	2,084	2,231
Legal reserves and settlements	2,500	—
Adjusted loss from operations	$(5,178)	$(973)
Reconciliation of Net Loss to Adjusted Net Loss
Net loss	$(9,158)	$(4,295)
Amortization of acquired intangible assets	2,084	2,231
Share-based compensation	5,370	4,001
Deferred income tax benefit	(6,026)	(2,951)
Legal reserves and settlements	2,500	—
Adjusted net loss	$(5,230)	$(1,014)

	Three Months Ended March 31,
	2015	2014
Reconciliation of Net Loss per Diluted Share to Adjusted Net Loss per Diluted Share
Net loss per diluted share	$(0.10)	$(0.05)
Adjustments to net loss	0.04	0.04
Adjustments to diluted shares	—	—
Adjusted net loss per diluted share	$(0.06)	$(0.01)
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(9,158)	$(4,295)
Depreciation and amortization	4,295	3,861
Share-based compensation	5,370	4,001
Interest expense	89	87
Interest income	(117)	(60)
Other	80	11
Income tax benefit	(6,026)	(2,948)
Legal reserves and settlements	2,500	—
Adjusted EBITDA	$(2,967)	$657
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$20,530	$18,316
Acquisitions of property and equipment	(2,816)	(3,927)
Free cash flow	$17,714	$14,389